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                                                                    EXHIBIT 23.7

[LETTERHEAD BECKER & COMPANY, P.C. APPEARS HERE]
                    Certified Public Accountants



To the Board of Directors
HARPERPRINTS, INC.

We consent to the use of our report on the Financial Statements of HARPERPRINTS, INC. Included in the Registration Statement of MASTER GRAPHICS, INC. on Form S-4 and to the reference to our firm under the heading "Experts" in the Prospectus.


                                                     /s/Becker & Company, P.C.








January 15, 1999
Lanham, Maryland